Exhibit 10.04

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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INITIAL STRATEGIC PARTNERSHIP AGREEMENT

This INITIAL STRATEGIC PARTNERSHIP AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2016 (the “Effective Date”), by and between Amyris, Inc. (“Amyris”) and Ginkgo Bioworks, Inc. (“Ginkgo”).

BACKGROUND

Ginkgo and Amyris have had and are continuing to have discussions regarding the establishment of a strategic partnership (the “Partnership”).  This Agreement summarizes the terms and conditions for the Partnership. It is understood that each party’s entrance into the Partnership is subject to the negotiation and execution of a definitive partnership and license agreement containing binding terms and provisions governing the Partnership (the “Subsequent Agreement”).

1.           The Partnership. This Agreement sets forth the material terms and conditions of a proposed partnership (the “Partnership”) under which Amyris and Ginkgo will be able to offer the industry-leading biotechnology platform to their customers. The purpose of the Partnership is to avoid terms that will create misaligned incentives for the parties’ respective commercial and technical teams. This partnership will increase velocity – both in terms of number of customer deals and commercial Products brought to market (“Product” or “Products”). In order to achieve this velocity increase, the increased efficiency of sharing technology and capabilities must exceed the friction of the two teams working together. Deal and product velocity will demonstrate to both customers and investors that industrial biotechnology can deliver significant value in the marketplace. This will drive investment in the sector as well as customer interest in locking in key targets for commercial development. Each party represents that its board of directors has determined that this arrangement is in the best interest of such party and its stockholders.

2.           Value-Sharing.  Value sharing will be defined separately for each class of Products, as noted herein and will include sharing of both value-creation (“Value-Creation”), as defined below, as well as any fees, cost-sharing payments or milestone payments due to a party under the corresponding agreement with a third party. Specifically, Value-Creation will be calculated as follows: Value-Creation = * . Thus, the calculation of Value-Creation includes a * mark up on a party’s actual manufacturing cost, irrespective of the cost at which the Product is sold to a customer. For clarity, the parties agree that the value sharing terms and concepts described below will apply regardless of which party does the development work. Each party agrees that it will bear its own costs and expenses including capital expenditures under the Partnership.

(a)         New Contract for a New Product. Value sharing for Products developed under an agreement with a third party that has an effective date after the effective date of the Subsequent Agreement will be as follows: (i) Value-Creation and fees, cost-sharing payments and milestone payments will be split between the parties * . The program lead (“Program Lead”) for such Products will be selected in accordance with Section 6 and Appendix B. The parties agree that Product developed under the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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pending or executed agreements listed in Table 1 below will be included in the Partnership, with the designated Program Lead and value sharing will be as described in this Section 2(a):

Table 1

Amyris	Ginkgo	Program Lead
*	see Table 3 (*)
*
*
*
*
*	see Table 3 (*)
*	see Table 3 (*)
*
Various molecules (*)
Molecules stemming from DARPA program which become subject to a customer contract secured by Ginkgo
Molecules stemming from * contract for which * requests scale up

(b)         Existing Contract, New Product. Value sharing for new Products (“New Product”) developed under an agreement with a third party that has an effective date prior to the effective date of the Agreement, will be as follows: (i) Value-Creation and any fees, cost-sharing payments and/or milestone payments that were not previously or originally due or anticipated to be due under the existing contract prior to the development of the New Product (“Incremental Fee Payments”) will be split between the parties * . The Program Lead for such Products will be selected in accordance with Section 6 and Appendix B. For clarity, extensions of any such existing agreements (except for extensions of expiration or termination dates by not more than six (6) months and that do not otherwise alter the provisions of such agreements), where the effective date of the extension is after the effective date of the Subsequent Agreement, will be included in the Partnership, and value sharing will be as described in this Section 2(b). The parties agree that the Product listed in Table 2 below are considered New Product under an Existing Contract and value sharing will be as described in this Section 2(b):

Table 2

Amyris	Ginkgo	Program Lead
*
*
*	see Table 3 (*)
*

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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*
*
*
*
*
*
*
*
*

(c)         Existing Contract, Product under Development. Value sharing for a Product currently under development pursuant to an agreement with a third party that has an effective date prior to the effective date of the Subsequent Agreement, but where Amyris and Ginkgo have mutually agreed that such Product and/or agreement with a third party is an agreement under the Partnership, will be as follows: (i) Value-Creation and Incremental Fee Payments will be split between the parties * . The parties agree that the Products listed in Table 3 below are considered Products under development and value sharing will be as described in this Section 2(c):

Table 3

Amyris Product under Development (Third Party)	Ginkgo Product under Development (Third Party)
*	*
*	*
*
*
*
*
*
*

The parties agree that, unless agreed otherwise agreed to by the parties, the existing Program Leads for the Products listed in Table 3 above will remain in place subject to resolution of conflicting customer contracts. If one party is required to terminate an agreement with a third party that conflicts with an agreement of the other party in order to further the Partnership, then the value share for the surviving contract will be as follows: Value-Creation and future fees, cost-sharing payments and/or milestone payments will be split between the parties * .

(d)         Existing Commercial Product. Amyris products that are currently being commercialized or are otherwise to be treated for purposes of this Agreement as being commercialized (“Existing Commercial Product(s)”) are listed in Table 4 below. Value sharing for each Existing Commercial Product will be as follows: (i) Ginkgo shall receive a percentage of COGS savings as listed in Table 4; and (ii) for any new

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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supply agreements originated by Ginkgo, Value-Creation will be split between the parties * .

Table 4

Existing Commercial Product	Percentage of COGS Savings
*	*
*	*
*	*
*	*
*	*
*	*

The parties agree that, unless otherwise agreed by the parties, any existing Amyris Program Leads for the Products listed in Table 4 above will remain in place.

(e)         Refused Product. In the event that one party elects, at any time during the development of a Product pursuant to a third party agreement that would otherwise be subject to the Partnership, not to participate in the development of said Product (“Refused Product”), value sharing for such Refused Product will be as follows: (i) * sharing of Value-Creation to the participating party/non participating party. Additionally, and subject to the value sharing provisions provided in this Section 2(e), the non-participating party will grant the participating party a royalty-free, sublicensable, fully paid-up perpetual license to its Background IP and Foreground IP (as defined in Section 7), and other IP and materials necessary for product development, scale up and production of the Product. The parties agree that * will be considered a Refused Product under the Subsequent Agreement.

(f)          Excluded Product. Table 5 below lists the Products that are excluded from the Partnership (“Excluded Product”):

Table 5

Amyris Excluded Product	Ginkgo Excluded Product
*	*
products excluded pursuant to Section 8(a)	*
*
*
*
*
products excluded pursuant to Section 8(b)

For clarity, the parties agree that there will be no sharing of cost-sharing payments and milestone payments or other Value-Creation for an Excluded Product.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.           Business Development. The parties agree that the business development teams of Amyris and Ginkgo will operate separate from and independently of one another. Each party may source, initiate and close deals with third parties based on the Partnership, subject to such products not already being Products under the Partnership and fields/markets as described herein. Prior to the execution of the Subsequent Agreement, the legal contact(s) for each party will collaborate to generate a list of Excluded Products and excluded fields/markets. The legal contacts will also collaborate during the term of the Subsequent Agreement to ensure that neither party offers a product that is or has been an Excluded Product. However, if the parties are concurrently initiating a deal involving the same Product or field/market, then the parties agree that the first binding agreement to be executed shall control. Either party may elect not to participate in a proposed customer contract brought by the other party in which case the Product will be considered a Refused Product and the value sharing will be as described in Section 2(e) above.

4.           Strain and Process Development. As described in more detail in Section 6, the parties will identify a Program Lead for each Product. The Program Lead will choose where work is to be performed for their respective Product(s), subject to Co-Program Lead and Partnership Steering Committee input. The parties agree that under the Partnership, if and as appropriate based on capabilities and capacity at each party, early stage development work will take place at Ginkgo, while later stage scale-up and manufacturing work will take place at Amyris. Amyris will provide a license to Ginkgo under any Background IP, Foreground IP and/or Foundry IP necessary to support the development of the Product(s), including but not limited to: chassis strains, commercial strains, genetic material, software, SOPs, protocols, detailed process descriptions, detailed process flow diagrams, know-how, training materials, etc. For clarity, each party will bear its capital expenditures needed for strain (“Strain”) and lab scale process development for Products under the Partnership (e.g., each party will bear its foundry capex needed to fulfill its obligations under the partnership).

5.           Scale-Up and Production.  Except for as provided for herein, Amyris will be responsible for scale up and manufacturing (including downstream processing) for all Product under the Partnership. For clarity, each party will bear its capital expenditures needed for scale up and production of Products under the partnership (e.g., Amyris will bear capex needed at Emeryville, CA, Campinas, Brazil and Brotas, Brazil for scale-up and manufacturing of Products under the partnership). Amyris has agreed that its production facilities are to be expanded to enable production of Products under the Partnership (the “BROTAS2 Facility” or “BROTAS2”) and that it will consult with Ginkgo on such expansion and consider any of Ginkgo’s comments or concerns in good faith. Products subject to the Partnership will have priority access to manufacturing capacity at Brotas. If Amyris elects not to meet scale-up or production needs, or timelines for Product under the Partnership, then such Product will be considered to be a Refused Product under Section 2(e). If Amyris is, for technical or other reasons that will be evaluated by the parties in good faith, unable to meet scale-up or production needs, or timelines for Product currently in development under the Partnership, then such Product will be considered a Refused Product and Ginkgo will also have the right to identify and use one or more alternative supplier(s), subject to customary restrictions substantially similar to those contained in * (the “Supplier Restrictions”), and the value sharing will be as follows: Value-Creation will be split between the parties * . Additionally, and subject to the value sharing

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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provisions provided herein, Amyris will grant Ginkgo a royalty-free, sublicensable, fully paid-up perpetual license to any Background IP, Foreground IP and/or Foundry IP necessary for Product development, scale up and production of the Product. The Subsequent Agreement shall provide a mechanism such that in the event that capacity at Brotas becomes available and production at Brotas of a Refused Product would improve the economics of such production, such Product may be included under the Partnership upon mutual agreement of the parties and such Refused Product would no longer be deemed a Refused Product and instead treated as an Existing Commercial Product under the Partnership.

6.           Governance of the Partnership.

(a)         The parties agree to work collaboratively during the Partnership. In order to ensure the success of the Partnership, Ginkgo and Amyris will form the following committees for the purpose of governing the Partnership: (i) Executive Committee, which will be comprised of the respective CEOs of Amyris and Ginkgo; and (ii) Partnership Steering Committee, which will be comprised of four (4) members with two (2) representatives appointed by Ginkgo and two (2) representatives appointed by Amyris. The Partnership Steering Committee will be responsible for overall management of the Partnership including without limitation (i) ensuring regular communication between the Parties, and (ii) ensuring the establishment of, and monitoring of progress of Programs that fall under the Partnership. The Partnership Steering Committee will also be responsible for the monitoring, reviewing and reporting on the progress of the Partnership. As needed, the Partnership Committee will establish subcommittees and other working groups and deputize individuals that will report to it to further the objectives of the Partnership. Such sub-committees will include, by way of example, a business development collaboration committee which will be comprised of a representative from both Ginkgo and Amyris; a Technical Contact with primary responsibility for developing a technical development plan for ingredient(s) of interest to customers; and a Program Lead & Co-Program Lead which will be comprised of one person per Product at each site (individuals may be Program Lead or co-Program Lead for more than one product).

(b)         The parties will seek to settle amicably any and all disputes or differences arising out of or in connection with the Partnership and/or the Subsequent Agreement. Any dispute between the parties will be promptly presented to the Partnership Steering Committee. If the Partnership Steering Committee cannot come to a resolution, the dispute will then be presented to the Executive Committee for resolution, and the Executive Committee will attempt in good faith to promptly resolve such dispute. If a dispute between the parties cannot be resolved within ninety (90) days of presentation to the Executive Committee, either party may refer such dispute to binding arbitration to be conducted as set forth in more detail in the Subsequent Agreement.

(c)         The parties agree to the following general provisions in order to advance the Partnership: (i) Amyris will share it’s manufacturing cost model between relevant people at Amyris and Ginkgo so that Ginkgo personnel can familiarize themselves with model structure; (ii) Amyris and Ginkgo will establish a shared template for technical development plans and the template will be included as an exhibit of the definitive Subsequent Agreement; and (iii) except as provided for in the Subsequent Agreement, the Partnership Steering Committee will assign Program Leads and Co-Program Leads for all Products under the Partnership.

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(d)        Ginkgo and Amyris will each consult counsel to assess whether antitrust safeguards should be put in place.  In particular, to the extent that Ginkgo and Amyris are competitors in activities outside the scope of the Partnership, they will take steps to guard sharing competitively sensitive information, and to guard against any appearance of improper collusion.  No agreement will be formed on any topic outside the scope of the Partnership, unless it is stated in writing and approved by each party’s counsel.

(e)         The process to initiate and finalize an agreement with a customer under the Partnership is set forth in Appendix B. The process may be modified from time to time subject to the mutual agreement of the parties.

7.           Intellectual Property Rights; Initial Technology Transfer. Amyris agrees to provide Ginkgo with access to Amyris IP, including but not limited to know-how, other technology, SOPs, software, etc. useful for Ginkgo to engineer and develop robust strains that scale to commercial production of Product under the Partnership. Ginkgo agrees to provide Amyris with access to Ginkgo IP, including but not limited to know-how, other technology, SOPs, software, etc. useful for Amyris in the manufacture and/or commercial production of Product under the Partnership. The parties agree that the terms of the Subsequent Agreement are not intended to discourage the parties from working together after the term. Except as reasonably necessary or appropriate (i) in connection with agreements that are in effect as of the effective date of the Subsequent Agreement to which Amyris is a party and do not fall under the Partnership or (ii) as a result of capacity constraints at Ginkgo, as reasonably determined by the Executive Committee, Amyris will not expand its strain engineering or foundry capacity during the term. The parties agree to establish escrows of the Amyris IP and Ginkgo IP and each party will update the escrowed technology annually.

For the purpose of the Agreement, and specifically this Section 7, the following definitions shall apply:

“Background Intellectual Property” means, with respect to a given party, any and all information and inventions, and all intellectual property rights therein or pertaining thereto, that are Controlled by such party or its affiliates during the term of this Subsequent Agreement that is necessary, required or actually used in, the development, manufacture and/or commercialization of any Product under the Subsequent Agreement, and excludes Foreground Intellectual Property and Foundry IP.

“Control” means that the applicable party has the rights necessary to grant the rights and license granted or to be granted in this Subsequent Agreement, whether by ownership or otherwise without breaching any third party obligation.

“Foreground Intellectual Property” means (a) the strains and (b) any and all information and inventions that have been or are conceived, discovered, developed or otherwise made by or on behalf of either party or its affiliates or jointly by or on behalf of the parties or their affiliates in the performance of any activities under the Subsequent Agreement, and, in each case ((a) and (b)) all intellectual property rights therein or pertaining thereto, and excludes Foundry IP.

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“Foundry Intellectual Property” means any and all information and inventions, which information or inventions relate to the design, genetic engineering, measurement or analysis of microbial host cells, small-scale fermentation, and all intellectual property rights therein or pertaining thereto.

“Process Intellectual Property” means any and all information and inventions, which information or inventions relate to fermentation methods for making compounds using genetically modified host cells, recovery of small molecule compounds from fermentation broth, isolation of small molecule compounds directly from fermentation broth, purification of small molecule compounds isolated from fermentation broth, finishing of small molecule compounds isolated from fermentation broth and all intellectual property rights therein or pertaining thereto.

Subject to the value sharing provisions provided herein, the parties agree to the following structure for the Intellectual Property section of the Subsequent Agreement:

(a)	The Parties agree that the United States federal patent law on inventorship will determine the inventorship of any invention, and the names of the inventors on any relevant patent filings, whether sole or joint inventions, which arise in connection with activities conducted pursuant to this Agreement.

(b)	Each Party hereby grants to the other Party a royalty-free, fully paid-up, sublicensable non-exclusive license to under its Background IP and under its Foreground IP, for the purpose of allowing such other Party to carry out relevant activities under the Partnership or as provided for in Sections 2(e), 7(d), 7(e).

(c)	Process Intellectual Property, regardless of inventorship, will be owned and controlled by Amyris (i.e. Amyris will be responsible for the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Process IP).

(d)	Amyris will grant to Ginkgo a royalty-free, fully paid-up, sublicensable non-exclusive perpetual license under its Foundry IP provided under the Partnership.

(e)	Ownership, Filing, Prosecution, Maintenance and Enforcement of Foreground IP (except as provided for Process IP above) will be negotiated by the parties in good faith for inclusion in the Subsequent Agreement.

(c)        Right to Enforce. Subject to the value sharing provisions provided herein, Ginkgo will have the perpetual option to assert Amyris IP against third parties in defense of a third party claim against Ginkgo, and Amyris will agree to join any resulting lawsuit if needed for standing. Ginkgo will consult with and consider all recommendations from Amyris regarding the assertion of Amyris IP in good faith. If Amyris is required to join such lawsuit, Ginkgo will pay all reasonable costs associated with Amyris joining. Subject to the value sharing provisions provided herein, Amyris will have the perpetual option to assert Ginkgo IP against third parties in defense of a third party claim against Ginkgo and Ginkgo will agree to

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join any resulting lawsuit if needed for standing. Amyris will consult with and consider all recommendations from Ginkgo regarding the assertion of Ginkgo IP in good faith. If Ginkgo is required to join such lawsuit, Amyris will pay all reasonable costs associated with Amyris joining.

(d)         Right of First Refusal - Amyris. After the term of the Subsequent Agreement and subject to the value sharing provisions in this Section 7(d), Amyris grants to Ginkgo a royalty-free, sublicensable, fully paid up, perpetual license to its Background IP and Foreground IP for the purposes of strain and process development, scale up and production subject to the following conditions: (i) Ginkgo grants Amyris a Right of First Refusal (“ROFR”) for scale-up and production for any Products developed by Ginkgo and (ii) in the event Amyris declines to exercise its ROFR, such license shall be subject to the Supplier Restrictions. If Amyris exercises its ROFR, then Value-Creation will be split between the parties * ; if Amyris declines its ROFR, then value sharing will be * sharing of Value-Creation to Ginkgo/Amyris.

(e)         Right of First Refusal - Ginkgo. After the term of the Subsequent Agreement, and subject to the value sharing provisions in this Section 7(e), Ginkgo grants to Amyris a royalty-free, sublicensable, fully paid up perpetual license to its Background IP and Foreground IP for the purposes of strain and process development, scale up and production subject to the following condition: (i) Ginkgo has a ROFR for strain engineering and process development for any Products developed by Amyris. If Ginkgo exercises its ROFR, then Value-Creation will be split between the parties * ; if Ginkgo declines its ROFR, then value sharing will be * sharing of Value-Creation to Amyris/Ginkgo.

(f)          Insolvency of a Party. The parties agree that this Agreement and the Subsequent Agreement involve licensing of intellectual property and the Bankruptcy Code Section 365(n) applies. Subject to the value sharing provisions provided for herein, in the event of insolvency of a party (the “Withdrawing Party”), the other Party retains all rights and licenses including a copy of all relevant strains, genetic materials and software and the Partnership shall neither be terminated nor wound-up, but, instead, the business of the Partnership shall be continued as if such insolvency had not occurred, and the other party shall purchase and the Withdrawing Partner shall sell all of the it’s interest and rights in the Partnership (the "Withdrawing Partner's Interest") owned by the Withdrawing Partner in the Partnership on the date of such insolvency. The Partnership shall, by written notice addressed to the Withdrawing Partner or to the legal representative of an insolvent Partner, fix a closing date for such purchase which shall be not less than seventy-five (75) days after the Withdrawal Date. The Withdrawing Partner's Interest shall be purchased by the other party on such closing date at a price (the "Withdrawing Purchase Price"), which shall be fair market value, where such fair market value takes into consideration the full value of all future value sharing which may come due to the Withdrawing Party under the Partnership. The aggregate dollar amount of the Withdrawing Purchase Price shall be payable in cash on the closing date, unless the Partnership shall elect prior to or on the closing date.

8.           Exclusivity.

(a)         Amyris Contracts; Exclusions. During the term, all future Amyris contracts will be subject to this Partnership with the following exclusions: *

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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* , the agreement between Amyris and DARPA (except for customer contracts for molecules developed under such agreement) and agreements relating to the pharmaceuticals market, including without limitation agreements relating to Amyris’ “microPharm” platform (except that contracts for production of active pharmaceutical ingredients for non-pharmaceutical applications shall fall under the Partnership). For avoidance of doubt, any intellectual property development under the agreement between Amyris and DARPA and in any agreements relating to the pharmaceutical market shall be deemed to be owned by Amyris.

(b)         Ginkgo Contracts; Exclusions. During the term, all future Ginkgo contracts pertaining to manufacturing of a small molecule where the customer requires third party manufacturing of the molecule are subject to the Partnership.

(c)         Direct Competitors. Neither party will collaborate or work with the following direct competitor(s) during the term: * .

9.          Payments. Payments due to the parties for Value-Creation pursuant to an agreement that falls under the Subsequent Agreement, will be paid to a third party entity to be mutually determined or created by the parties prior to the finalization of the Subsequent Agreement. However, payment due to the parties for fees, cost-sharing and/or milestones pursuant to an agreement that falls under the Partnership will be paid directly to the primary party named in the contract, who will then pay any fees/milestones to the other party directly for services rendered under the Subsequent Agreement.

10.        Stock Option; BROTAS2 Fee.

(a)         Stock Option. In conjunction with the execution of a definitive Subsequent Agreement, Amyris will issue an option to purchase Five Million (5,000,000) shares of Amyris common stock at a price per share of $0.50 exercisable for one (1) year from the date of issuance. However, Amyris agrees that if there is a material difference between the issuance of stock options as compared with warrants, Amyris agrees to amend this Section 10(a) to replace the term “Stock Option” with the term “Warrant”.

(b)         BROTAS2 Fee. Subject to: (i) Amyris fully funding and breaking ground on BROTAS2; and (ii) all early stage strain engineering having been performed at Ginkgo, Ginkgo will pay to Amyris a fee of Five Million US Dollars ($5,000,000.00 USD) by March 30, 2017.

11.         Term and Termination of Subsequent Agreement.

(a)         Initial Term. Subject to Section 11(b), below, the initial term of the Subsequent Agreement will be three (3) years from the effective date thereof, and shall automatically be extended for successive one-year terms unless either party provides written notice to the other of termination not less than ninety (90) days prior to the expiration of the then-current term.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)        Termination for Material Non-Performance. The Subsequent Agreement shall contain a provision whereby, no earlier than eighteen (18) months from the effective date of the Subsequent Agreement, if the Executive Committee the determines in good faith that a party has materially breached the agreement or there has been material non-performance by a party that may not constitute a material breach but nonetheless impacts the ability of the Partnership to perform under an agreement with a third party, the other party shall have a right to terminate the Subsequent Agreement upon thirty (30) days written notice. The consequences of termination will be substantially similar to those that would be effective in the event that either party opts-out of the Partnership at the end of the initial term, as provided in Section 11(a), above.

(c)        Termination. The parties may only terminate the Subsequent Agreement by mutual agreement; there will be no unilateral termination by a Party except as provided by Section 11(b), above, for cause or upon material breach.

12.        Miscellaneous.

(a)        Entry into Customer Agreements. With the exception of the * , during the term of the Agreement, neither party can execute a customer contract without the other party’s written approval such approval not to be unreasonably withheld.

(b)        Audit Rights. Each party will maintain (and will ensure that its affiliates and sublicensees will maintain) complete and accurate books, records and accounts in sufficient detail to confirm the accuracy of any payments, where such audit rights shall include the review of records relating to costs under the Subsequent Agreement, including but not limited to fully burdened product manufacturing costs, if applicable. Each party will have the right to have an independent certified public accounting firm of recognized standing, reasonably acceptable to the other party, have access during normal business hours, and upon reasonable prior written notice, to such of the records of the other party (and its affiliates and permitted sublicensees) as may be reasonably necessary to verify the accuracy of the payments made hereunder.

13.        Contract Closing Conditions. Execution of the Subsequent Agreement is subject to the following conditions: (i) a mutually agreed upon plan to modify existing or pending contracts with * , as well as other customers that may be added prior to the expiration of the Agreement, where such modifications will include (1) adding Ginkgo as a party to such contract, (2) payments under such agreements will be made to a third party as provided for in Section 9 herein; (ii) Ginkgo personnel to visit facilities in Brotas and Campinas; (iii) the loan maturity dates of all other debt (excluding the following notes: notes or loans held by stockholders of Amyris, and notes or loans that are mandatorily convertible to stock at maturity)) will be extended to beyond the revised loan maturity dates of the loan held by Stegodon Corporation (“Stegodon”) under which Amyris is borrower (the “Stegodon Loan”); and (iv) completion of all portions of the Initial Technology Transfer required pursuant to Section 15(a) and Appendix A to be completed prior to execution of the Subsequent Agreement. The parties shall

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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use commercially reasonable efforts to cause all of the foregoing conditions to be satisfied on or prior to the expiration date of this Agreement set forth in Section 18(a).

14.         Debt.

(a)         Subsequent Amendment and Waiver. Contingent upon the execution of the Subsequent Agreement by the parties, the parties agree that the terms of the Stegodon Loan will be amended to require only interest-only payments until June 30, 2019, and all cash covenants will be waived until June 30, 2019. Amyris agrees that all Value-Creation payments received by Amyris under the Subsequent Agreement will be paid to Stegodon and applied first to accrued interest and then to principal of the Stegodon notes up to $1 million per month until the Stegodon Loan is fully paid off.

15.        Technology Transfer; Fee.

(a)         Technology Transfer. In consideration of the Technology Transfer Fee provided for in Section 15(b) below, Amyris will transfer the IP listed in Appendix A by the dates set forth therein (the “Initial Technology Transfer”). If Amyris fails to negotiate and/or execute the definitive Subsequent Agreement by August 15, 2016 (unless such date is mutually extended by the parties in writing), Amyris hereby grants Ginkgo a sublicensable for purposes of scale-up and manufacturing a product, perpetual non-exclusive license to the technology and assets listed in Appendix A and all intellectual property rights therein or pertaining thereto, as well as any other IP necessary to utilize such technology and assets. Such license shall bear a royalty at a rate equal to ten percent (10%) of net revenue, including without limitation net sales, royalties, fees and any other amounts received by Ginkgo related directly to such license, which royalty shall be due and payable within sixty (60) days of the end of the applicable quarter.

(b)        Technology Transfer Fee. Subject to and in connection with the completion of that portion of the Initial Technology Transfer to be completed by June 30, 2016, as provided for in Section 15(a) and Appendix A, Ginkgo will pay to Amyris a non-refundable fee (the “Technology Transfer Fee”) of Fifteen Million US Dollars ($15,000,000.00 USD), which Technology Transfer Fee shall be due and payable on or before July 24, 2016.

16.        Press Release. The parties will promptly issue a mutually agreed upon press release upon the execution of this Agreement, generally describing the activities and relationship of the parties. Ginkgo will coordinate activities surrounding the issuance of the press release.

17.        Non-Assignment. This Agreement may not be assigned or otherwise transferred by either Party, without the consent of the other Party. Any purported assignment in violation of the preceding sentences will be void. Any permitted assignee or successor will assume and be bound by all applicable obligations of its assignor or predecessor under this Agreement

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18.        Term and Termination.

(a)         Expiration. This Agreement is effective upon the Effective Date and expires on the earlier to occur of (i) the execution by the parties of the Subsequent Agreement or (ii) August 15, 2016. This Agreement may only be extended by the parties in writing upon mutual agreement.

(b)        Termination. Either party may terminate this Agreement effective upon written notice in the event of a material breach of or default under this Agreement that remains uncured ten (10) days following written notice thereof by the non-breaching party. The parties may terminate this Agreement upon mutual written agreement.

(c)         Effect of Expiration or Termination. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

19.         Voluntary and Knowing Agreement. Each party to this Agreement has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, has executed this Agreement based upon such party's own judgment and advice of counsel (if any), and knowingly, voluntarily, and without duress, agrees to all of the terms set forth in this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Agreement. Except as expressly set forth in this Agreement, neither the parties nor their affiliates, advisors and/or their attorneys have made any representation or warranty, express or implied, at law or in equity with respect of the subject matter contained herein.

20.         Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

21.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures (including exchange of emailed pdf files), and such signatures shall be deemed to bind each Party as if they were original signatures.

[Signatures on Following Page]

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Ginkgo Bioworks, Inc.

By:	/s/ Jason Kelly
Name:	Jason Kelly
Title:	CEO
Date:	June 28, 2016

Amyris, Inc.

By:	/s/ John Melo
Name:	John Melo
Title:	CEO
Date:	June 28, 2016

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Appendix A – Initial Technology Transfer

Item	Proposed description of transfer from Amyris to Ginkgo	Delivery date
1	*	June 30
2	*	June 30
3	*	June 30
4	*	June 30
5	*	June 30
6	List of equipment at commercial production facility.	June 30

7	*	July 15
8	*	July 15
9	*	July 15
10	Amyris manufacturing cost model.	July 15
11	List of equipment at pilot and demonstration production facilities.	July 15

Note: All transfers described above and license rights granted to Ginkgo under Section 15(a) are subject to all limitations and restrictions, if any, under Amyris’ existing agreements with third parties.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix B

1.	A business development individual or team from one party (BD) engages with a customer. Based on customer discussions, BD compiles list of ingredient(s) of interest, target COGS, estimated annual market volume, product specification and the chemistry of the ingredient(s) of interest.

2.	BD cross-checks customer and ingredient(s) of interest against exclusion list maintained jointly by Amyris and Ginkgo legal teams.

3.	At request of BD, the Partnership Steering Committee assigns a technical contact for technical evaluation of each ingredient of interest based on availability and expertise (“Technical Contact”). The Partnership Steering Committee may also recommend additional individuals at either Amyris or Ginkgo that may provide useful input to technical development plan(s) (“Technical Advisors”).

4.	The Technical Contact will draft a technical development plan using template. The Technical Contact will use the Amyris manufacturing cost model to estimate a feasible target COGS for the ingredient(s) of interest suitable for the customer and associated intermediate and final milestones (either technical or economic or both as appropriate). The Technical Contact will take into consideration the price and development time for any needed downstream chemistry in the technical development plan. The technical development plan will enumerate technical assumptions (if any), tasks, estimated timelines, and estimated resource needs. The Technical Contact is responsible for soliciting and incorporating comments from technical advisors.

5.	The Technical Contact presents the technical development plan to Partnership Steering Committee for approval. At its option, the Partnership Steering Committee may ask for revisions to the technical development plan from the Technical Contact before a vote occurs. The Partnership Steering Committee will negotiate in good faith to come to a consensus decision regarding approval of technical development plan(s) on an ingredient by ingredient basis.

(i)	If both sides opt in, BD moves forward with ingredient(s) of interest with customer.

(ii)	If one or both sides opt out, the matter is submitted to the Executive Committee for a final decision. The Executive Committee will negotiate in good faith to come to a consensus decision regarding the ingredient(s) of interest and customer.

(a)	If both sides opt in, BD moves forward with ingredient(s) of interest with customer.

(b)	If one side opts out, the ingredient(s) of interest become Refused Product under the Partnership.

(c)	If both sides opt out, BD does not move forward with ingredient(s) of interest with customer.

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6.	Once a customer contract is signed, BD notifies the Amyris and Ginkgo legal teams of any additions or modifications to the exclusion list. The Partnership Steering Committee assigns a Program Lead and Co-Program Lead to each New Product using the agreed upon framework for selection of Program Leads. The Program Lead will have primary responsibility for (a) making the customer happy and (b) achieving all milestones and (c) commercializing Product at scale. It is expected that the Program Lead will serve on the Steering Committee with the customer. The Program Lead is expected to develop and oversee the program including defining tasks, task dependencies and goals that leverage capabilities at Amyris and Ginkgo to commercialize Product at scale.

7.	BD from each party will meet periodically to ensure customer needs are being met in timely fashion and to share market learnings.

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